Exhibit 99.1
NATIONAL AMERICAN UNIVERSITY REPORTS FISCAL 2010 SECOND QUARTER
AND SIX MONTH FINANCIAL RESULTS
Financial and Operational Highlights
•	Became a publicly-traded company through the completion of its business combination with Camden Learning Corporation on November 23, 2009
•	Total enrollment for the fall 2009 term increased 39% to 7,773 students (70,758 registered credit hours), the highest enrollment recorded in the university’s history; Enrollment for the winter term expected to increase approximately 39% to more than 8,000 students
•	FY 2010 second quarter total revenue increased 50.0% to $23.0 million; income before non-controlling interest and taxes increased 189.8% to $7.0 million
•	Quarterly dividend of $0.0275 per share on all shares of common stock outstanding was paid on or about January 2, 2010 to shareholders of record for National American University Holdings, Inc. on December 30, 2009
•	Company will commence trading under new ticker symbol, “NAUH”
Rapid City, South Dakota, January 12, 2010 — National American University Holdings, Inc. (the “Company”) (OTCBB: NAUH) operates National American University (“NAU”), a for-profit postsecondary education institution founded in 1941. Today, the Company reported its unaudited financial results for the three- and six-month periods ended November 30, 2009. The Company also announced that it will commence trading on the OTCBB under its new symbol “NAUH” this morning. The Company’s previous symbol was “CAEL.”
Ronald L. Shape, Ed.D., Chief Executive Officer of National American University, commented, “The last several months have been a landmark period in our Company’s history, as we completed our merger with Camden Learning Corporation and became a publicly traded company. We were very pleased with our growth and profitability during the quarter and believe that NAU is well-positioned and capitalized to safely expand on our strong market position in the education industry.”
Dr. Shape continued, “Given that this is the first quarterly financial results press release for NAU as a public company, I would like to point out a few significant details about our business model and growth prospects regarding the university segment of the Company:
•	We feel that NAU will continue to realize the benefits of our unique hybrid learning model. This model drives online enrollment among nontraditional students desiring the flexibility of online degree programs, while providing an expanded “traditional” presence for NAU in underserved portions of major markets. These hybrid education centers typically average 5,000 square feet and are opened within 5-10 miles of an existing campus location. We expect to continue opening new centers across the Midwest.
•	In 2010, we also plan to continue investing in the development of our generic bachelor of science in nursing and master of science in nursing programs. NAU currently offers nursing programs in Missouri, Kansas, Colorado and Minnesota. In addition, the university offers a fully online RN to BSN degree completion program and a fully online master of science in nursing program. Given the current demand for qualified nurses and nurse educators throughout the United States, we feel that this is a market that will continue to grow and expand.
•	We continue to focus on operational efficiency during our expansion. NAU’s total expenses were 69.7% of revenue for the second quarter, down from 84.0% for the same period in 2008. Selling, general, and administrative expenses as a percentage of revenue were 49.7% for the quarter, down from 60.0%. We will continue to take advantage of the inherent economies of scale at our campus locations, and expect that further enrollment growth will only serve to further enhance these efficiencies.
•	Finally, NAU is projecting final credit hour registration numbers for the current winter quarter to increase approximately 39%, compared to winter quarter of the previous year. As a result of such growth, NAU now serves more than 8,000 students. We believe this is a result of the success of our hybrid learning model and online delivery capabilities, nursing program development, and continued program expansion into existing and new markets.”
FY 2010 Second Quarter Financial Results
Total enrollment for the fall quarter of 2009 increased 39% to 7,773 students, from 5,594 in the 2008 fall quarter. Students enrolled 70,758 credit hours compared to 52,106 credit hours in the fall quarter of last year, which was an improvement of 35.7%. Both the total students and credit hours were the highest recorded in NAU’s history. NAU believes that the primary reason for this enrollment increase is the success of the Company’s hybrid education centers, a weaker job market, and the expansion of existing programs to new markets.
As a result of the increase in enrollment, along with an average tuition increase of 4.4% effective September 2009, NAU’s total revenue for the three months ended November 30, 2009 increased 49.6% to $23.0 million, from $15.4 million for the three months ended November 30, 2008.
NAU’s educational services expense for the three months ended November 30, 2009 was $4.0 million, or 17.3% of revenue, as compared to $3.3 million, or 21.2%, for the three months ended November 30, 2008. This decrease was a result of continued economies of scale being realized through enrollment growth and efficiencies gained by students taking online courses.
As a result of the increased enrollment and operational efficiencies, NAU’s income before non-controlling interest and taxes for the three months ended November 30, 2009 increased 189.8% to $7.0 million, from $2.4 million for the three months ended November 30, 2008.
FY 2010 Six Month Financial Results
NAU’s total revenue for the six months ended November 30, 2009 was $40.0 million, an increase of 48.0% from $27.0 million in the prior six month period. The increase was primarily due to higher enrollment, along with additional students served through programs with affiliate institutions. Income before non-controlling interest and taxes for the six months ended November 30, 2009 was $9.4 million, an increase of 382.3% compared to $2.0 million in the prior six month period.
Balance Sheet Highlights
As of November 30, 2009, National American University Holdings, Inc. cash and cash equivalents were $26.6 million; long-term debt was $4.1 million net of current portion; and stockholders’ equity was $27.8 million.
Conference Call Information
The Company will discuss these results in a conference call at 11:00 AM ET later this morning. The dial in numbers are:
(866) 832-6356 (US)
(706) 758-7383 (International)
The call will also be simultaneously broadcast over the Internet via the “Investor Relations” section of the NAU website at http://investors.national.edu, or by clicking on the conference call link: http://investor.shareholder.com/media/eventdetail.cfm?eventid=76535&CompanyID=ABEA-44TXHV&e=1&mediaKey=7557E8E8391D036DF775C3F9301178D6. The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.
The Company will also have an accompanying slide presentation available in PDF format 30 minutes prior to the conference call at the “Investor Relations” section of the NAU website at http://investors.national.edu.

About National American University Holdings, Inc.
National American University Holdings, Inc. operates National American University. Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941. National American University opened its first campus in Rapid City, South Dakota, and the university has grown to multiple locations throughout the central United States.
In 1996, National American University started developing online courses through its distance learning virtual campus, and today offers students the flexibility and convenience to take classes at times and places of their choice to fit their busy lifestyle.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding NAU’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of NAU; the ability to continue to receive Title IV funds; the growth of the market for NAU’s services; expansion plans and opportunities; consolidation in the market for NAU’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) NAU’s maintenance of Title IV eligibility and Department of Education/Higher Learning Commission accreditation; (2) success in retaining or recruiting, or changes required in, NAU’s officers, key employees or directors; (3) the potential liquidity and trading of NAU’s common stock; (4) adverse tax consequences related to National American University Foundation; (5) NAU’s revenues and operating performance; (6) changes in overall economic conditions; (7) anticipated business development activities of NAU; (8) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and (9) other risks referenced from time to time in NAU’s filings with the Securities and Exchange Commission and those factors listed in the Current Form on Form 8-K filed on November 30, 2009 therein under “ Risk Factors.” NAU assumes no obligation to update the information contained in this release.
Contacts:
National American University Holdings, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu
Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(formerly Dlorah, Inc.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS AND THREE MONTHS ENDED NOVEMBER 30, 2009 AND
     NOVEMBER 30, 2008
(In thousands except per share data)

	Three Month Period Ended		Six Month Period Ended
	November 30,		November 30,
	2009	2008	2009	2008

REVENUE:
Academic revenue	$21,463	$14,321	$37,336	$25,103
Auxiliary revenue	1,504	1,032	2,644	1,918
Rental income — apartments	232	240	483	478
Condominium sales	238	0	238	211

Total revenue	23,437	15,593	40,701	27,710

OPERATING EXPENSES:
Cost of educational services	3,978	3,252	7,385	5,980
Selling, general and administrative	12,384	9,745	23,563	19,133
Auxiliary expense	610	431	1,036	789
Cost of condominium sales	166	0	166	176

Total operating expenses	17,138	13,428	32,150	26,078

INCOME FROM OPERATIONS	6,299	2,165	8,551	1,632

OTHER INCOME (EXPENSE):
Interest income	33	53	119	129
Interest expense	(158)	(205)	(315)	(438)
Gain on disposition of property and equipment	0	0	0	118
Other income — net	24	19	48	45

Total other expense	(101)	(133)	(148)	(146)

INCOME BEFORE INCOME TAXES	6,198	2,032	8,403	1,486

INCOME TAX EXPENSE	(2,501)	(758)	(3,456)	(530)

INCOME	3,697	1,274	4,947	956

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	7	28	16	(32)

NET INCOME ATTRIBUTABLE TO NAU HOLDINGS, INC.	3,704	1,302	4,963	924

OTHER COMPREHENSIVE INCOME —
Unrealized gains on investments	22	141	9	171

COMPREHENSIVE INCOME ATTRIBUTABLE TO NAU HOLDINGS, INC.	$3,726	$1,443	$4,972	$1,095

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(formerly Dlorah, Inc.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS AND THREE MONTHS ENDED NOVEMBER 30, 2009 AND NOVEMBER 30, 2008
(In thousands except per share data)

	Three Month Period Ended		Six Month Period Ended
	November 30,		November 30,
	2009	2008	2009	2008

Basic EPS
Class A
Distributed earnings	$17.30	$—	$17.30	$—
Undistributed earnings	$17.57	$13.02	$30.23	$9.24

Total	$34.87	$13.02	$47.53	$9.24

Common
Distributed earnings	$0.03	$—	$0.03	$—
Undistributed earnings	$0.11	$—	$0.19	$—

Total	$0.14	$—	$0.22	$—

Diluted EPS
Class A
Distributed earnings	$17.30	$—	$17.30	$—
Undistributed earnings	$17.49	$13.02	$30.16	$9.24

Total	$34.79	$13.02	$47.46	$9.24

Common
Distributed earnings	$0.03	$—	$0.03	$—
Undistributed earnings	$0.10	$—	$0.19	$—

Total	$0.13	$—	$0.22	$—

Weighted Average Shartes
Basic EPS
Class A	100,000	100,000	100,000	100,000
Common	457,680	n/a	227,589	n/a

Diluted EPS
Class A	100,000	100,000	100,000	100,000
Common	528,465	n/a	262,788	n/a
On November 23, 2009, Dlorah, Inc., a privately-held company doing business as National American University, and Camden Learning Corporation, a publicly-held company, completed a business combination whereby Dlorah will continue to own and operate National American University, and Camden, now known as “National American University Holdings, Inc.,” is the publicly-traded holding company of Dlorah.
At the time of the Company’s merger, all the issued and outstanding equity interests of Dlorah, were automatically converted into the right to receive the aggregate of (i) 100,000 shares of Class A Stock, automatically convertible after two years (or earlier if elected by the stockholders) into 15,730,000 shares of the Common Stock at a ratio of 157.3 shares of Common Stock for every 1 share of Class A Stock, (ii) 2,800,000 newly issued common stock purchase warrants (the “Warrants” at a purchase price of $5.50 per share, and (iii) 250,000 shares of Restricted Common Stock that are not freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty consecutive trading day period, provided that such shares shall be forfeited on the fifth anniversary of the date of issuance if such restriction has not been satisfied by then.
At November 30, 2009, National American University Holdings, Inc.’s outstanding and issued shares consisted of (i) 6,031,105 shares of Common Stock, which includes 825,000 restricted shares (250,000 referred to above and 575,000 with the same restriction), (ii) 100,000 shares of Class A Stock, (iii) -0- shares of Preferred Stock, and (iv) 2,800,000 Warrants.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(formerly Dlorah, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30, 2009 AND MAY 31, 2009
(In thousands except per share data)

	November 30,	May 31,
	2009	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,637	$3,508
Investments	3,073	4,417
Student receivables — net of allowance of $403 and $115 at November 30, 2009 and May 31, 2009, respectively	3,860	1,207
Institutional receivables	1,137	173
Student notes receivable — current portion — net of allowance	0	30
Bookstore inventory	687	604
Deferred income taxes	1,140	1,090
Prepaid and other current assets	400	410

Total current assets	36,934	11,439

PROPERTY AND EQUIPMENT
Land	718	718
Land improvements	374	374
Buildings and building improvements	16,487	16,147
Furniture, vehicles, and equipment	15,441	14,564

Total gross property and equipment	33,020	31,803
Less accumulated depreciation	(20,578)	(19,651)

Total net property and equipment	12,442	12,152

OTHER ASSETS:
Condominium inventories	3,636	3,802
Student notes receivable — net of current portion and allowance	131	105
Land held for future development	312	312
Course development — net of accumulated amortization of $981 and $804 at November 30, 2009 and May 31, 2009, respectively	746	767
Restricted Investment	209	0
Other	281	288

	5,315	5,274

TOTAL	$54,691	$28,865

(continued)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(formerly Dlorah, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30, 2009 AND MAY 31, 2009
(In thousands exept per share data)

	November 30,	May 31,
	2009	2009
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Long-term debt — current portion	$2,322	$2,147
Lines of credit	3,135	3,305
Accounts payable	5,375	3,564
Dividends Payable	1,896	0
Student accounts payable	253	314
Deferred income	499	367
Income tax payable	1,554	551
Accrued and other liabilities	5,841	4,900

Total current liabilities	20,875	15,148

LONG-TERM DEBT — Net of current portion	4,077	6,507

DEFERRED INCOME TAXES	1,081	1,503

OTHER LONG-TERM LIABILITIES	857	815

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Class A Common (100,000 auth, issued and outstanding; $0.0001 par)	0	0
Common stock (50,000,000 auth, 6,031,105 issued and outstanding; $0.0001 par)	1	0
Additional paid-in capital	17,679	385
Retained earnings	10,318	7,251
Accumulated other comprehensive income	118	109

	28,116	7,745
Less treasury stock at cost	0	(1,869)

Total National American University Holdings, Inc. stockholders’ equity	28,116	5,876
Non-controlling interest	(315)	(984)

Total equity	27,801	4,892

TOTAL	$54,691	$28,865

(concluded)